UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 12, 2026

ARMATA PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Washington	001-37544	91-1549568
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5005 McConnell Avenue Los Angeles, California	90066
(Address of principal executive offices)	(Zip Code)

(310) 665-2928

(Registrant’s Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	ARMP	NYSE American

Item 1.01Entry into a Material Definitive Agreement.

On May 13, 2026, Armata Pharmaceuticals, Inc. (the “Company”) announced in the press release furnished hereto as Exhibit 99.1 that, on May 12, 2026, it had entered into, as borrower, a credit and security agreement (the “May 2026 Credit Agreement”) with Innoviva Strategic Opportunities LLC (“Innoviva”), a wholly owned subsidiary of Innoviva, Inc., a principal shareholder of the Company. The May 2026 Credit Agreement provides for a secured term loan facility in an aggregate amount of $25 million (the “Loan”) at an interest rate of 14.0% per annum, and has a maturity date of January 11, 2029. Repayment of the Loan is guaranteed by the Company’s domestic subsidiaries, and the Loan is secured by substantially all of the assets of the Company and the subsidiary guarantors.

The May 2026 Credit Agreement contains customary affirmative and negative covenants and representations and warranties, including financial reporting obligations and certain limitations on indebtedness, liens, investments, distributions (including dividends), collateral, investments, mergers or acquisitions and fundamental corporate changes. The May 2026 Credit Agreement also includes customary events of default, including payment defaults, breaches of provisions under the loan documents, certain losses or impairment of collateral and related security interests, the occurrence of certain events that could reasonably be expected to have a “material adverse effect” as set forth in the May 2026 Credit Agreement, certain bankruptcy or insolvency events, and a material deviation from the Company’s operating budget.

The foregoing description of the May 2026 Credit Agreement is qualified in its entirety by the full text of such document, which is filed as Exhibit 10.1, respectively, and is incorporated herein by reference.

Item 2.02Results of Operations and Financial Condition.

On May 13, 2026, the Company announced its financial results for the three months ended March 31, 2026, in the press release furnished hereto as Exhibit 99.1.

The information in this Item 2.02 and the attached Exhibit 99.1 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 2.02 and the attached Exhibit 99.1 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 2.03Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01Regulation FD Disclosure.

On May 13, 2026, the Company issued a press release announcing the matters discussed under Item 1.01 of this Current Report on Form 8-K. The full text of the press release issued in connection with this announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and the attached Exhibit 99.1 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 7.01 and the attached Exhibit 99.1 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description
10.1	Credit and Security Agreement, dated May 12, 2026.
99.1	Press Release, dated May 13, 2026.
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2026	Armata Pharmaceuticals, Inc.

	By:	/s/ David House
	Name:	David House
	Title:	Senior Vice President, Finance and Principal Financial Officer